UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2007

PRESSTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17541	02-0415170

(Commission File Number)	(IRS Employer Identification No.)

55 Executive Drive
Hudson, New Hampshire	03051-4903

(Address of Principal Executive Offices)	(Zip Code)

(603) 595-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement

On January 2, 2007, the Compensation Committee of the Board of Directors of Presstek, Inc. (“Presstek”) granted 50,000 ten year non-qualified stock options to purchase Presstek common stock to John W. Dreyer, Chairman of the Board of Directors. The options have an exercise price of $6.36 per share, which was the price of Common Stock at the close of the trading on December 29, 2006, as reported on the NASDAQ National Market. The Options will vest in full on the first anniversary of their grant. The Options were granted pursuant to the terms of Presstek’s 2003 Stock Option and Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC. (Registrant)
Date: January 5, 2007	/s/ Moosa E. Moosa
Moosa E. Moosa Executive Vice President and Chief Financial Officer